UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2015

Starz
(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8900 Liberty Circle
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.             Submission of Matters to a Vote of Security Holders

At Starz’s (the “Company”) annual stockholder meeting held on June 10, 2015, the following proposals were considered and acted upon by the stockholders of the Company.  A brief description of each proposal, the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

1.              Election of the following nominees to the board of directors (the “Board”) to continue serving as Class II members of the Board until the 2018 annual stockholder meeting or their earlier resignation or removal:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew T. Heller	133,147,289	5,285,873	36,930,232
Jeffrey F. Sagansky	137,618,775	814,387	36,930,232
Charles Y. Tanabe	136,265,936	2,167,226	36,930,232

Accordingly, the foregoing nominees were re-elected to the Board.

2.                 A proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015 (the “Auditor Ratification Proposal”):

For	Against	Abstentions	Broker Non-Votes
174,682,593	288,300	392,501	—

Accordingly, the Auditor Ratification Proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2015
STARZ

	By:	/s/ David I. Weil
		Name:	David I. Weil
		Title:	Executive Vice President and General Counsel

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